PRESS RELEASE

                        FOR IMMEDIATE RELEASE:                                                                                                                                      CONTACT:

                        CompX International Inc.                                                                                                                                      David A. Bowers
                        Three Lincoln Centre                                                                                                                                      Chief Executive Officer
                        5430 LBJ Freeway, Suite 1700                                                                                                                                      Tel.:  864.286.1122
                        Dallas, Texas   75240-2697

COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 24, 2016 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on March 15, 2016 to stockholders of record at the close of business on March 7, 2016.

CompX is a leading manufacturer of security products and recreational marine components.
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